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                          AMENDMENT NO. 3 TO THE
              AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     THIS AMENDMENT NO. 3 (this "AMENDMENT") to the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of July 30, 1998, among HOLLYWOOD ENTERTAINMENT CORPORATION, a corporation organized and existing under the laws of the State of Oregon ("PARENT"), R ACQUISITION, INC., a corporation organized and existing under the laws of the State of Delaware and a direct wholly owned subsidiary of Parent ("MERGER SUB"), and REEL.COM, INC., a corporation organized and existing under the laws of the State of Delaware (the "COMPANY"), as amended September 3, 1998 and September 14, 1998 (the "MERGER AGREEMENT," capitalized terms used but not otherwise defined herein are used herein as therein defined), is made as of this 30th day of September, 1998, by and among Parent, Merger Sub and the Company.

                           W I T N E S S E T H:
     WHEREAS, Parent, Merger Sub and the Company desire to amend the Merger Agreement as provided herein.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreement set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     SECTION 1. AMENDMENTS TO MERGER AGREEMENT. The Merger Agreement is hereby amended as follows:

          (a) The initial clause of Section 3.06(a) is hereby amended and restated in its entirety to read as follows:

          "At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock (each, a "Company Stock Option") and Series C Warrant which is outstanding and unexercised, and unvested as of September 15, 1998 in the case of Company Stock Options, immediately prior to the Effective Time shall be assumed by Parent and converted into an option or warrant to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger):"

          (b) The first sentence of Section 7.06 (a) is hereby amended and restated in its entirety to read as follows:


                                             1.
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          "At the Effective Time, Parent shall assume, by virtue of this
          Agreement and without any further action on the part of the Company, all of the Company's obligations with respect to each outstanding Company Stock Option which was unvested as of September 15, 1998."

          (c) Section 9.01(b) is hereby amended and restated in its entirety as follows:

               "(b) by either Parent or the Company, if the Effective Time shall not have occurred on or before October 1, 1998; provided, however, that the right to terminate this Agreement under this
          Section 9.01(b) shall not be available to any party whose failure to fulfill an obligation under this Agreement has been the cause of the failure of the Merger to occur on or before such date;"

          (d) Section 10.02(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

          "SECTION 10.02.  INDEMNIFICATION BY THE HOLDERS.

               (a) Parent and its Affiliates, officers, directors, employees, agents, successors and assigns (each an "Indemnified Party") shall be indemnified and held harmless, jointly and severally, by each holder (a "Holder") of Company Capital Stock receiving Merger Consideration for any and all Liabilities, losses, damages, claims, costs (including business interruption costs) and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), (y) arising out of or resulting from
          (i) the breach of any representation or warranty made by the Company contained in the Acquisition Documents and (ii) any breach of any representation or warranty by the Company regarding Taxes and any Taxes owed by the Company, any Predecessor Company or equity holder therein related to periods or acts prior to the Effective Time and (z) resulting from either a settlement approved in accordance with Section 10.02(b) or a non-appealable finding by a court of law of a violation of Law by the Company arising from the alleged actions in the lawsuit MTS, Incorporated v. Fry's Electronics, Inc. and Reel.com, Inc., case No. 98AS04414, Superior Court of the State of California in the County of Sacramento (the "MTS Matter").

          (e) Section 10.02(b) of the Merger Agreement is hereby amended by adding the following sentence immediately following the last sentence of Section 10.02(b):

          "If the MTS Matter is settled by Parent, the obligations and Liabilities of the Holders to indemnify an Indemnified Party for a Loss resulting from the MTS Matter as provided in Section 10.02(a)(z) are subject to the written consent of the Holders' Representative to such a settlement, which consent shall not be unreasonably withheld, provided, however, that the Holders' Representative will


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          not be required to consent to any portion of a settlement which admits a violation of Law except as it may determine in its sole discretion."

     SECTION 2. Representations and Warranties.

          (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Merger Sub that: (i) the Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action; (iii) this Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (b) REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that: (i) Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action; (iii) this Amendment has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

     SECTION 3. EFFECT ON MERGER AGREEMENT. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

     SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO CONTRACT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING DELAWARE LAW).

     SECTION 5. COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

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


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                      HOLLYWOOD ENTERTAINMENT CORPORATION


                         By:
                             -----------------------------------------
                              Name:     Donald J. Ekman
                              Title:    Senior Vice President and
                                        General Counsel

                         R ACQUISITION, INC.


                         By:
                             -----------------------------------------
                              Name:     Donald J. Ekman
                              Title:    Secretary

                         REEL.COM, INC.


                         By:
                             -----------------------------------------
                              Name:     Julie Wainwright
                              Title:    Chief Executive Officer



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